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COAST-Registered Trademark-



                             LOAN AND SECURITY AGREEMENT


BORROWERS:          UNIVERSAL INTERNATIONAL, INC.
                    ONLY DEALS, INC.
                    UNIVERSAL ASSET-BASED SERVICES, INC.

ADDRESS:            5000 WINNETKA AVENUE NORTH
                    NEW HOPE, MINNESOTA  55428

DATE:               JUNE 6, 1997


THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and the borrowers named above, (jointly and severally, "Borrowers"), whose chief executive office is located at the above address ("Borrowers' Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

  1.1 LOANS. Coast will make loans to Borrowers (the "Loans"), up to the amounts and percentages (the "Credit Limit"), if any, shown on the Schedule, unless Coast determines in its reasonable credit judgment that the making of an advance in an amount or percentage is not commercially reasonable, and provided that no Default or Event of Default has occurred and is continuing, and further subject to Availability Reserves.

  1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrowers' loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

  1.3 FEES. Borrowers shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are not refundable.

  1.4 LETTERS OF CREDIT. At the request of Universal, Coast will arrange for the issuance of letters of credit for the account of Borrowers (collectively, "Letters of Credit"), by issuing guarantees to the issuer of the letter of credit or by other means unless Coast determines in its reasonable credit judgment that the issuance of a letter of credit is not commercially reasonable. All Letters of Credit shall be issued by financial institutions and in form and substance satisfactory to Coast in its sole discretion. The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"). Effective on the issuance of each Letter of Credit, an Availability Reserve shall be established in an amount equal to the product of the face amount of documentary


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Letters of Credit multiplied by that percentage equivalent to one (1) minus the then applicable advance rate under Section 1.A(b) of the Schedule, PLUS and all other commitments and obligations made or incurred by Coast with respect thereto, PLUS an amount equal to one hundred percent (100%) of the face amount of standby Letters of Credit and all other commitments and obligations made or incurred by Coast with respect thereto. Borrowers shall pay all bank charges for the issuance of Letters of Credit. Any payment by Coast under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty (30) days prior to the Maturity Date. Each Borrower hereby agrees to indemnify, save, and hold Coast harmless from any loss, cost, expense, or liability, including payments made by Coast, expenses, and reasonable attorneys' fees incurred by Coast arising out of or in connection with any Letters of Credit. Each Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Coast and opened for Borrowers' account or by Coast's interpretations of any Letter of Credit issued by Coast for Borrowers' account, and each Borrower understands and agrees that Coast shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following a Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that Letters of Credit may require Coast to indemnify the issuing bank for certain costs or liabilities arising out of claims by a Borrower against such issuing bank. Each Borrower hereby agrees to indemnify and hold Coast harmless with respect to any loss, cost, expense, or liability incurred by Coast under any Letter of Credit as a result of Coast's indemnification of any such issuing bank. The provisions of this Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between a Borrower and Coast relating to Letters of Credit are cumulative.

  1.5 AVAILABILITY RESERVES AND LENDING FORMULAS. Coast may from time to time in good faith establish and revise Availability Reserves and, in such event, shall advise the Borrowers of the specifics of the establishment or revision of any Availability Reserve. Further, Coast may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrowers, which notice shall specify the reasons therefor, reduce the lending formula(s) set forth in the Schedule with respect to Eligible Inventory to the extent that Coast determines in good faith that: (A) the number of days of the turnover, or the mix, of such Inventory for any period has changed in any materially adverse respect or (B) the Appraised Inventory Value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or (C) the nature and quality of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Coast may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

2.  SECURITY INTEREST.

  2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, each Borrower hereby grants to Coast a security interest in all of such Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, and General Intangibles, including, without limitation, all of such Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies and letters of credit, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"), except as permitted for UAS under Section 5.5(h) hereof with respect to purchase money security interests in Inventory.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS. In order to induce Coast to enter into this Agreement and to make Loans, each Borrower represents and warrants to Coast as follows, and each Borrower covenants that the following representations will continue to be true, and that each Borrower will at all times comply with all of the following covenants:

  3.1 CORPORATE EXISTENCE AND AUTHORITY. Each Borrower or ONE, if a corporation, are and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower or ONE are and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on such Borrower or ONE. The execution, delivery and performance by each Borrower of this Agreement, and by each Borrower or ONE, to the extent it is a party thereto, of the ODI Loan Documents, the UAS Loan Documents, the ONE Loan Documents and all of the other documents contemplated hereby, (i) have



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been duly and validly authorized, (ii) are enforceable against such Borrower or ONE in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and
(iii) do not violate such Borrower's or ONE's articles or certificate of incorporation, or such Borrower's or ONE's by-laws, or any law or any material agreement or instrument which is binding upon such Borrower or ONE or their respective property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon such Borrower or ONE or their respective property.

   3.2 NAME; TRADE NAMES AND STYLES. The name of each Borrower set forth in the heading to this Agreement is its correct name and the name of ONE set forth in Section 8 hereof is its correct name. Listed on the Schedule are all prior names of Borrower and ONE and all of Borrower's and ONE's present and prior trade names. Borrowers shall give Coast thirty (30) days prior written notice before changing their or ONE's name or doing business under any other name.
Each Borrower and ONE has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

  3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is each Borrower's chief executive office. In addition, Borrowers and ONE have places of business and Collateral is located only at the locations set forth on SCHEDULE 3.3. Borrowers will give Coast at least thirty (30) days prior written notice before opening any additional place of business, changing its or ONE's chief executive office, or moving any of the Collateral to a location other than Borrowers' Address or one of the locations set forth on SCHEDULE 3.3 and will execute and deliver, or cause to be executed and delivered, to Coast such agreements, documents, and instruments as Coast may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

  3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrowers and ONE are now, and will at all times in the future be, the sole owners of all the Collateral, except for items of Equipment which are leased by Borrowers or ONE. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and each Borrower and ONE will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. No Borrower or ONE is and will become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair a Borrower's or ONE's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), each Borrower and ONE shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Each Borrower and ONE will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

  3.5 MAINTENANCE OF COLLATERAL. Each Borrower and ONE will maintain the Collateral in good working condition, and each Borrower and ONE will not use the Collateral for any unlawful purpose. Borrowers will immediately advise Coast in writing of any material loss or damage to the Collateral.

  3.6 BOOKS AND RECORDS. Each Borrower and ONE has maintained and will maintain at the Borrowers' and ONE's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

  3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower and ONE on a consolidated and consolidating basis, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no material adverse change in the financial condition or business of a Borrower or ONE. Each Borrower, on a consolidated basis with ONE, is now and will continue to be Solvent.


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  3.8  TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS.  Each Borrower and ONE
has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and each Borrower and ONE has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by such Borrower or ONE. A Borrower or ONE may, however, defer payment of any contested taxes, provided that such Borrower or ONE (i) in good faith contests such Borrower's or ONE's obligation, as the case may be, to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, no Borrower or One is aware of any claims or adjustments proposed for any of a Borrower's or ONE's prior tax years which could result in additional taxes becoming due and payable by a Borrower or ONE. Each Borrower or ONE has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and such Borrower or ONE has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of such Borrower or ONE, including any liability to the Pension Benefit Guaranty Corporation or its successor or any other governmental agency. Each Borrower or ONE has remitted to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which such Borrower or ONE owns any Inventory or owns or leases any other property. Each Borrower or ONE shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by such Borrower or ONE.

  3.9 COMPLIANCE WITH LAW. Each Borrower or ONE has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to such Borrower or ONE, including, but not limited to, those relating to such Borrower's or ONE's ownership of real or personal property, the conduct and licensing of such Borrower's or ONE's business, and environmental matters, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), and all federal, state and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

  3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of each Borrower's knowledge) threatened by or against or affecting a Borrower or ONE in any court or before any governmental agency (or any basis therefor known to each Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of a Borrower or ONE, or in any material impairment in the ability of a Borrower or ONE to carry on its business in substantially the same manner as it is now being conducted. Borrowers will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against ONE, a Borrower and/or Borrowers involving any single claim of Fifty Thousand Dollars ($50,000) or more, or involving One Hundred Thousand Dollars ($100,000) or more in the aggregate.

  3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. No Borrower or ONE is purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

 3.12 CREDIT CARD AGREEMENTS. Set forth in SCHEDULE 3.12 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among a Borrower or ONE, any of its affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by



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such Borrower or ONE under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrowers and ONE to operate each of their businesses as presently conducted with respect to credit cards and debit cards and no Receivables of a Borrower or ONE arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom a Borrower or ONE has entered into one of the Credit Card Agreements set forth on SCHEDULE 3.12 or with whom a Borrower or ONE has entered into a Credit Card Agreement in accordance with this Section. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the respective Borrower or ONE and to the best of Borrowers' knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Each Borrower or ONE and the other parties thereto have complied and will comply with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower or ONE to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Coast, true, correct and complete copies of all of the Credit Card Agreements. Each Borrower or ONE shall: (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements; (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except that a Borrower or ONE may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower or ONE; PROVIDED, THAT, such Borrower or ONE shall give Coast not less than thirty (30) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Coast shall have received not less than thirty (30) days prior written notice of the intention of such Borrower or ONE to enter into such agreement (together with such other information with respect thereto as Coast may request) and (ii) Borrowers or ONE deliver, or cause to be delivered to Coast, a Credit Card Acknowledgment in favor of Coast; (e) give Coast immediate written notice of any Credit Card Agreement entered into by a Borrower or ONE after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Coast may request; and (f) furnish to Coast, promptly upon the request of Coast, such information and evidence as Coast may require from time to time concerning the observance, performance and compliance by a Borrower or ONE or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

  3.13 BANK ACCOUNTS. All of the Deposit Accounts, investment accounts or other accounts in the name of or used by a Borrower or ONE maintained at any bank or other financial institution are set forth on SCHEDULE 3.13 hereto, subject to the right of such Borrower or ONE to establish new accounts in accordance with this Section 3.13. The banks set forth on SCHEDULE 3.13 constitute all of the banks with whom a Borrower or ONE has and will maintain, at its expense, deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of a Borrower or ONE or otherwise describes the nature of the use of such deposit account by such Borrower or ONE. Neither Borrower nor ONE shall directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the accounts set forth in SCHEDULE 3.13, except: (a) as to any new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Coast and subject to such conditions thereto as Coast may establish and (b) as to any accounts used by a Borrower or ONE to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Coast.

4.  RECEIVABLES.

  4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Each Borrower or ONE represents and warrants to Coast as follows: Each Receivable with respect to which Loans are requested by Borrowers shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of the respective Borrower's or ONE's business.

  4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Each Borrower or ONE represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and



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other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of a Borrower's or ONE's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

  4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrowers or ONE shall deliver to Coast transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that a Borrower's or ONE's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of a Borrower's or ONE's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Loan requests received after 10:30 AM Pacific Time will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower or ONE shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and each Borrower or ONE warrants the genuineness of all of the foregoing. Borrowers or ONE shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrowers or ONE shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower or ONE shall also provide Coast with copies of all credit memos as and when requested by Coast. Coast or its designee may, at any time, notify Account Debtors that Coast has been granted a security interest in the Receivables.

  4.4 COLLECTION OF STORE RECEIPTS AND RECEIVABLES. (a) Each Borrower or ONE shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower or ONE on each business day into the deposit accounts of such Borrower or ONE used solely for such purpose and identified to each retail store location as set forth on SCHEDULE 3.13 (collectively, the "Blocked Accounts"). All such funds deposited into the Blocked Accounts shall be sent by wire transfer no less frequently than twice a week and all other proceeds of Collateral shall be sent by wire transfer, to the Concentration Accounts as provided in Section 4.4(c) hereof. Each Borrower or ONE shall irrevocably authorize and direct in writing, in form and substance satisfactory to Coast, each of the banks into which proceeds from sales of Inventory from each retail store location of such Borrower or ONE, as the case may be, are at any time deposited as provided above to send all funds deposited in such Blocked Accounts by wire transfer on a daily basis to the Concentration Accounts and such banks shall agree in writing to do so. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Coast.

     (b) Each Borrower or ONE shall establish and maintain, at its expense, lockbox accounts (the "Lockbox Accounts") with such banks as are acceptable to Coast into which such Borrower or ONE shall direct its Account Debtors to directly remit all payments on Receivables. The banks at which the Lockbox Accounts are established shall enter into an agreement, in form and substance satisfactory to Coast, providing that all funds deposited into the Lockbox Accounts shall be sent by wire transfer on a daily basis to the Concentration Accounts as provided in Section 4.4(c) of this Agreement and such banks shall agree in writing to do so. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Coast.

     (c) Each Borrower or ONE shall establish and maintain, at its expense, additional deposit accounts with such banks as are acceptable to Coast (the "Concentration Accounts") into which such Borrower or ONE, as the case may be, shall promptly either cause all amounts on deposit in the Lockbox Accounts and Blocked Accounts to be sent as provided in Sections 4.4(a) and (b) above or shall itself deposit or cause to be deposited all payments on Receivables, all proceeds from sales of Inventory, all amounts payable to such Borrower or ONE, as the case may be, from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. The banks at which the Concentration Accounts are established shall enter into an agreement, in form and substance satisfactory to Coast, providing that all items received or deposited in the Concentration Accounts are the property of Coast, that the depository bank has no lien upon, or right of setoff against, the Concentration Accounts, the


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items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Concentration Accounts to such bank account of Coast as Coast may from time to time designate for such purpose (the "Payment Account"). Each Borrower or ONE agrees that all amounts deposited in such Concentration Accounts or other funds received and collected by Coast, whether as payments on Receivables, proceeds of Inventory or other Collateral or otherwise shall be the property of Coast.

     (d) To the extent a Borrower or ONE may elect, at Borrower's or ONE's option, to use an Armored Car Company to pick up and collect cash or other proceeds of sales of Inventory from a retail store location, such Borrower or ONE, as the case may be, shall deliver to the Armored Car Company all proceeds from sales of Inventory and other Collateral from such retail store location of such Borrower or ONE. Such Borrower or ONE shall irrevocably authorize and direct the Armored Car Company in writing, in form and substance satisfactory to Coast, to remit all such proceeds at any time received by the Armored Car Company only to a Concentration Account. Such authorization and direction to the Armored Car Company shall not be rescinded, revoked or modified without the prior written consent of Coast. As of the date hereof, neither the Borrowers nor ONE uses the services of an Armored Car Company. No Borrower or ONE shall use the Armored Car Company for any purpose, EXCEPT if (i) Coast shall have received not less than thirty (30) days' prior written notice of the intention of such Borrower or ONE to use such Armored Car Company, (ii) Coast shall have received an agreement in writing from such Armored Car Company, in form and substance satisfactory to Coast, acknowledging the security interests of Coast in the Collateral, waiving any security interest, lien or other claim to cash and other items delivered by such Borrower or ONE to the Armored Car Company and agreeing to send all cash and other items received by them only to a Concentration Account and to otherwise follow the instructions of Coast with respect thereto upon Coast's request, duly authorized, executed and delivered by such Armored Car Company, and (iii) no Event of Default shall exist or have occurred.

     (e) Each Borrower or ONE and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Coast, receive, as the property of Coast, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Inventory or Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Concentration Accounts, or remit the same or cause the same to be remitted, in kind, to Coast, PROVIDED, THAT, if at any time the Excess Availability shall be less than Two Hundred Fifty Thousand Dollars ($250,000), each Borrower or ONE shall promptly upon Coast's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with a Borrower's or ONE's own funds. Each
Borrower or ONE agrees to reimburse Coast on demand for any amounts owed or paid to any bank at which a Concentration Account is established or any other bank or person involved in the transfer of funds to or from the Concentration Accounts arising out of Coast's payments to or indemnification of such bank or person. The obligation of each Borrower or ONE to reimburse Coast for such amounts pursuant to this Section 4.4 shall survive the termination or non-renewal of this Agreement.

  4.5. REMITTANCE OF PROCEEDS. Except as provided above, all proceeds arising from the disposition of any Collateral shall be delivered to Coast within one
(1) Business Day after receipt by a Borrower or ONE, as the case may be, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Each Borrower or ONE agrees that it will not commingle proceeds of Collateral with any of such Borrower's or ONE's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

  4.6 DISPUTES. (a) Borrowers or ONE shall notify Coast promptly of (i) all disputes or claims relating to Receivables, (ii) all material adverse information relating to the financial condition of any Account Debtor, Credit Card Issuer or Credit Card Processor, (iii) any notice of a material default by a Borrower or ONE under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to a Borrower or ONE, (iv) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to a Borrower or ONE from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (v) the failure of a Borrower or ONE to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to a Borrower or ONE.

     (b) No Borrower or ONE shall forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that a Borrower may do so, provided that: (i) such Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

     (c)  Coast may, at any time after the occurrence of an Event of Default,
(i) settle or adjust disputes or claims directly with Account Debtors, Credit Card Issuers or Credit Card Processors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment, (ii) direct any or all Account Debtors, Credit Card Issuers and Credit Card Processors to make payments of Receivables directly to Coast, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Coast shall not be liable for its failure to collect or enforce the payment thereof not for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Coast may deem necessary or desirable for the protection of its interests and, in all cases, Coast shall credit Borrowers' loan account with only the net amounts received by Coast in payment of any Receivables. At any time that an Event of Default exists or has occurred and is continuing, at Coast's request, all invoices and statements sent to any Account Debtor, Credit Card Issuer or Credit Card Processor shall state that the Receivables due from such Account Debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Coast and are payable directly and only to Coast and Borrowers or ONE shall deliver to Coast such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Coast may require.

  4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to a Borrower or ONE in the ordinary course of its business, such Borrower or ONE shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, such Borrower or ONE shall (a) hold the returned Inventory in trust for Coast, (b) segregate all returned Inventory from all of such Borrower's or ONE's other property, (c) conspicuously label the returned Inventory as subject to Coast's security interest, and (d) immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

  4.8 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of a Borrower or ONE, as the case may be, or Coast or such other name as Coast may choose.

  4.9 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of a Borrower's or ONE's obligations under any contract or agreement giving rise to a Receivable.
Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF BORROWERS.

  5.1 FINANCIAL AND OTHER COVENANTS; CONDITIONS PRECEDENT. Each Borrower or ONE shall at all times comply with the financial and other covenants set forth in this Agreement. The obligation of Coast to make the initial Loans hereunder is subject to the fulfillment, to the satisfaction of Coast and its counsel, of each of the conditions as set forth in the Schedule as of the date of initial funding of the Loans hereunder.

  5.2 INSURANCE. Borrowers shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrowers shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of each Borrower or ONE shall name Coast as an additional insured, and all property casualty and related insurance policies of each Borrower or ONE shall name Coast as a loss payee thereon and each Borrower or ONE shall cause a lenders loss payee endorsement to be delivered to Coast in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrowers or ONE, as the case may be, insurance proceeds with respect to Equipment totaling less than Fifty Thousand Dollars ($50,000), which shall be utilized by Borrowers or ONE, as the case may be, for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If a Borrower or ONE fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrowers' expense. Each Borrower or ONE shall promptly deliver to Coast copies of all reports made to insurance companies.

  5.3 REPORTS. Borrowers or ONE, at their expense, shall provide Coast with the written reports set forth in the Schedule, and such other written reports with respect to Borrowers (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

  5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times but no more frequently than quarterly prior to the occurrence and during the continuance of an Event of Default, and on one (1) Business Day's notice, Coast, or its agents, shall have the right to inspect, audit and copy a Borrower's or ONE's books and records and the Collateral (the "Audits"). Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrowers' expense and the charge for the Audits shall be Six Hundred Dollars ($600) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out of pocket expenses. Neither Borrower nor ONE will enter into any agreement with any accounting firm, service bureau or third party to store such Borrower's or ONE's books or records at any location other than the Borrowers' or ONE's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement.

  5.5 NEGATIVE COVENANTS. Neither Borrower nor ONE shall, without Coast's prior written consent, do any of the following:

     (a) merge or consolidate with another corporation or entity, except in a transaction in which (i) Universal holds at least fifty percent (50%) of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, and (ii) such Borrower is the surviving corporation;

     (b)  acquire any assets, except (i) in the ordinary course of business, or
(ii) in a transaction or a series of transactions not involving the payment by the Borrowers and ONE, on a consolidated basis, of an aggregate amount in excess of Two Million Dollars ($2,000,000);

     (c) enter into any other transaction outside the ordinary course of business;

     (d) sell or transfer any Collateral, except for (i) the sale of finished Inventory or obsolete or unneeded Equipment in the ordinary course of a Borrower's or ONE's business, and (ii) the sale or other disposition by a Borrower or ONE of assets in connection with the closing or sale of a retail store location of a Borrower or ONE in the ordinary course of a Borrower's or ONE's business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; PROVIDED, THAT, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, in any calendar year, such Borrower or ONE shall not have closed or sold retail store locations accounting for more than twenty percent (20%) of all sales of such Borrower or ONE, as the case may be, in the immediately preceding twelve (12) month period on a net basis, offsetting the reduction in sales resulting from store closures by increases in sales resulting from the opening of new stores, (B) Coast shall have received not less than thirty (30) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Coast, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Coast may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of

Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, (D) such sale shall be on commercially reasonable prices and terms in a BONA FIDE arm's length transaction, and (E) any and all net proceeds payable or delivered to such Borrower or ONE, as the case may be, in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Coast in accordance with the terms of this Agreement either, at Coast's option, for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds reflect payment in respect of indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such indebtedness secured thereby) or to be held by Coast as cash collateral for the Obligations on terms and conditions acceptable to Coast;

     (e) store any Eligible Inventory or other Collateral (except ineligble Inventory) with any warehouseman or other third party, unless Coast shall have first received from such warehouseman or other third party an agreement, in form and substance satisfactory to Coast, acknowledging the security interest of Coast in the Collateral in possession of such warehouseman or third party, waiving any security interest, lien or other claim to such Collateral, agreeing not to issue any negotiable documents of title with respect to such Collateral and agreeing to send all cash and other items received by it only to the Concentration Accounts and to otherwise follow the instruction of Coast with respect thereto;

     (f) sell any Inventory on a sale or return, guaranteed sale, consignment, or other contingent basis, with the exception of consignment sales to All For A Dollar Joint Venture, a general partnership, in an amount not to exceed Two Hundred Thousand Dollars ($200,000) outstanding at any one time; PROVIDED THAT
(i) the Borrower or ONE, as the case may be, shall provide Coast five (5) days prior written notice of any such intended consignment sale, (ii) all Inventory subject to such consignment sales shall not be considered Eligible Inventory,
(iii) no Event of Default shall have occurred and be continuing hereunder, and
(iv) after giving effect to any such consignment sale, no Event of Default shall exist].

     (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of a Borrower; and (iv) intercompany indebtedness advanced by Universal: (A) to ODI pursuant to the ODI Loan Documents, (B) to UAS pursuant to the UAS Loan Documents, or (C) to ONE pursuant to the ONE Loan Documents; PROVIDED, HOWEVER, that Universal shall not make an intercompany advance to any of ODI, UAS or ONE: (1) if an Event of Default would occur hereunder as a result of any such intercompany advance, (2) if an Event of Default has occurred and is continuing hereunder, or (3) after giving effect to the intercompany advance, Universal, ODI, UAS and ONE, on a consolidated basis, would not be Solvent.

     (h) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on a Borrower or ONE or on the prospect of repayment of the Obligations except as otherwise permitted by this Agreement; and except for purchase money indebtedness incurred by UAS for the purpose of purchasing distressed merchandise Inventory for resale to third parties (other than a Borrower or ONE), and such indebtedness and the purchase of such Inventory shall be considered for all purposes of this Agreement as in the ordinary course of UAS's business, and UAS may grant the lender of the purchase money inventory financing a purchase money security interest in the Inventory purchased so long as the security interest only secures the purchase price of such Inventory plus fees and costs directly related to the purchase; PROVIDED THAT UAS notifies Coast, in writing, promptly after the purchase of any such Inventory subject to purchase money financing, and in any event within ten (10) days of the date of purchase or the taking of possession of such Inventory, whichever first occurs, of the specifics of the purchase.

     (i) guarantee or otherwise become liable with respect to the obligations of another party or entity;

     (j) pay or declare any dividends on a Borrower's or ONE's stock (except for dividends payable solely in stock of such Borrower or ONE);

     (k) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of a Borrower's or ONE's stock, except that a Borrower or ONE, as the case may be, may repurchase stock owned by employees, directors and consultants of such Borrower or ONE pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with such Borrower or ONE, for an aggregate purchase price not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year;

     (l) make any change in a Borrower's or ONE's capital structure which would have a material adverse effect on such Borrower or ONE or on the prospect of repayment of the Obligations; or

     (m) dissolve or elect to dissolve.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

  5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to a Borrower or ONE, such Borrower or ONE shall, without expense to Coast, make available such Borrower or ONE, as the case may be, and its officers, employees and agents and such Borrower's or ONE's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

  5.7 INDEMNITY. Each Borrower or ONE hereby agrees to indemnify Coast and hold Coast harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Coast may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to a Borrower or ONE or its employees, any relationship or agreement between Coast and a Borrower or ONE, as the case may be, any actual or alleged failure of Coast to comply with any writ of attachment or other legal process relating to a Borrower or ONE or any of their property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Coast relating to a Borrower or ONE or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Coast). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

  5.8 FURTHER ASSURANCES. Each Borrower or ONE agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6.  TERM.

  6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended unless the parties hereto otherwise agree in writing, and this Agreement shall automatically and continuously renew, for successive additional terms of one (1) year each, unless one party gives written notice to the other, not less than sixty (60) days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date. If this Agreement is renewed during the initial term of this Agreement, Borrowers shall pay to Coast a renewal fee (the "Renewal Fee") in the amount shown on the Schedule.

  6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrowers, effective upon thirty (30) days prior written notice of termination given by Borrowers to Coast; or (ii) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrowers or by Coast under this Section 6.2, Borrowers shall pay to Coast a termination fee (the "Early Termination Fee") in the amount shown on the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Loans.

  6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrowers shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Coast or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Coast, then on such date Borrowers shall provide to Coast cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Coast's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast,

Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve a Borrower or ONE, as the case may be, of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrowers termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

7.  EVENTS OF DEFAULT AND REMEDIES.

  7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrowers shall give Coast immediate written notice thereof: (a) Any material warranty, representation, statement, report or certificate made or delivered to Coast by a Borrower or ONE or any of a Borrower's or ONE's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) A Borrower or ONE shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) The total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or
(d) A Borrower or ONE shall fail to deliver the proceeds of Collateral to Coast as provided in Section 4.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 5.4 above, or shall breach any negative covenant set forth in Section 5.5 above; or (e) A Borrower or ONE shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (f) A Borrower or ONE shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after Coast shall have provided the Borrowers notice of the occurrence of any such non-monetary default; or (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or (h) Any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (i) A Borrower or ONE breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on such Borrower's or ONE's business or financial condition; or (j) Dissolution, termination of existence or business failure of a Borrower or ONE, or Borrowers on a consolidated basis with ONE are not Solvent; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by a Borrower or ONE under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (k) The commencement of any proceeding against a Borrower or ONE or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within sixty
(60) days after the date commenced; or (l) Revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (m) Revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (n) A Borrower or ONE makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (o) A Borrower or ONE shall generally not pay its debts as they become due, or a Borrower or ONE shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) There shall be a material adverse change in a Borrower's or ONE's business or financial condition; or (q) Universal, or Coast by reason of assignment or directly pursuant to the terms hereof, shall cease to be a first priority secured creditor in all of the assets of ODI, UAS or ONE, as the case may be, except as otherwise permitted by this Agreement; or (r) The ODI Loan Documents, the ONE Loan Documents or the UAS Loan Documents shall be amended or modified without the prior written consent of Coast; or (s) Any default or event of default occurs under any of the ODI Loan Documents, the UAS Loan Documents or the ONE Loan Documents. Coast may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

  7.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by each Borrower and ONE), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrowers under this Agreement or any other document or agreement;
(b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose each Borrower or ONE, as the case may be, hereby authorizes Coast without judicial process to enter onto any of a Borrower's or ONE's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by court process, each Borrower or ONE hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require a Borrower or ONE to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and such Borrower, and to remove the Collateral to such locations as Coast may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use a Borrower's or ONE's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on a Borrower's or ONE's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve a Borrower or ONE, as the case may be, of any liability a Borrower or ONE may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, each Borrower or ONE irrevocably authorizes Coast to endorse or sign such Borrower's or ONE's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to such Borrower or ONE and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value;
(h) Offset against any sums in any of a Borrower's or ONE's general, special or other Deposit Accounts with Coast; and (i) Demand and receive possession of any of a Borrower's or ONE's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast with respect to the foregoing shall be due from Borrowers or ONE to Coast on demand. Coast may charge the same to Borrowers' or ONE's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional two percent (2%) per annum.

  7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Each Borrower or ONE and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (a) Notice of the sale is given to Borrowers or ONE at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (b) Notice of the sale describes the collateral in general, non-specific terms; (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present; (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrowers or ONE any and all information concerning the same. Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

  7.4 POWER OF ATTORNEY. Upon the occurrence, and during the continuance, of any Event of Default, without limiting Coast's other rights and remedies, each Borrower or ONE grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrowers or ONE, and at Borrowers' and ONE's expense, to do any or all of the following, in such Borrower's or ONE's name or otherwise, as the case may be, but Coast agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of a Borrower or ONE any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of such Borrower or ONE or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of a Borrower or ONE any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;
(c) Execute on behalf of a Borrower or ONE, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of a Borrower or ONE upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession; (e) Endorse all checks and other forms of remittances received by Coast; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h)Pay any sums required on account of a Borrower's or ONE's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, a Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and (k) Take any action or pay any sum required of a Borrower or ONE pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrowers' loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of a Borrower or ONE.

  7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrowers or other persons legally entitled thereto; each Borrower or ONE shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

  7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and a Borrower or ONE, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this agreement, the following terms have the following meanings:

     "ACCOUNT DEBTOR" means the obligor on a Receivable.

     "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     "ARMORED CAR COMPANY" shall mean any armored car service selected by a Borrower or ONE after the date hereof after prior written notice to Coast and reasonably acceptable to Coast.

     "AUDITS" has the meaning set forth in Section 5.4 of this Agreement.

     "AVAILABILITY RESERVES" shall mean, as of any date of determination, such amounts as Coast may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit that would otherwise be available to Borrowers under the lending formula(s) provided for herein:(a) to reflect events, conditions, contingencies or risks that, as determined by Coast in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrowers or ONE or (iii) the security interests and other rights of Coast in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Coast's good faith belief that any collateral report or financial information furnished by or on behalf of a Borrower or ONE to Coast is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letters of Credit as provided in Section 1.4 hereof or (d) to compensate for any deterioration in the nature, quality or mix of the Inventory or (e) to compensate for any increase in the percentage of Inventory represented by slow moving Inventory (defined as Inventory held longer than eighteen (18) months) held at one of a Borrower's or ONE's warehouse facilities, or (f) to reflect the anticipated moving expenses and other costs associated with the transfer of Inventory from each of Borrowers' or ONE's retail locations to another location acceptable to Coast or (g) in respect of any state of facts which Coast determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing, Coast shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term an Availability Reserve for an amount equal to one (1) month of the applicable Borrower's or ONE's gross rent and other obligations as lessee for each leased premises of such Borrower or ONE which is either a warehouse facility or is located in a state where a landlord may be entitled to a priority lien on Collateral to secure unpaid rent and with respect to each such property the landlord has not executed a form of waiver and consent acceptable to Coast.

     "BLOCKED ACCOUNTS" has the meaning set forth in Section 4.4 of this Agreement.

     "BUSINESS DAY" means a day on which Coast is open for business.

     "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     "COLLATERAL" has the meaning set forth in Section 2.1 of this Agreement.

     "CONCENTRATION ACCOUNTS" has the meaning set forth in Section 4.4 of this Agreement.

     "CONSOLIDATED TANGIBLE NET WORTH" at any date of determination, means the excess of (i) the total assets of the Borrowers, and ONE for all purposes of this Agreement with the exception of the Consolidated Tangible Net Worth financial covenant set forth in item 7 under "Additional Covenants" in the Schedule, determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied by Universal as of the date hereof ("GAAP"), MINUS goodwill and any other items that are classified as intangibles in accordance with GAAP, over (ii) all liabilities of the Borrowers, and ONE for all purposes of this Agreement with the exception of the Consolidated Tangible Net Worth financial covenant set forth in item 7 under "Additional Covenants" in the Schedule, determined on a consolidated basis in accordance with GAAP.

     "CREDIT CARD ACKNOWLEDGMENTS" means, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Coast acknowledging Coast's first priority security interest in the monies due and to become due to a Borrower or ONE (including, without limitation, credits and reserves) under the Credit

Card Agreements, and agreeing to transfer all such amounts to the Lockbox Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     "CREDIT CARD AGREEMENTS" means all agreements now or hereafter entered into by a Borrower or ONE with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on SCHEDULE 3.12.

     "CREDIT CARD ISSUER" means any person (other than a Borrower or ONE) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International, American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

     "CREDIT CARD PROCESSOR" means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of a Borrower's or ONE's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

     "CREDIT CARD RECEIVABLES" means collectively, (a) all present and future rights of a Borrower or ONE to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of a Borrower or ONE to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

     "CREDIT LIMIT" has the meaning set forth in Section 1 of this Agreement.

     "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

     "EARLY TERMINATION FEE" has the meaning set forth in Section 6.2 of this Agreement.

     "ELIGIBLE IN-TRANSIT INVENTORY" means Eligible Inventory which is in transit in the continental United States of America, fully insured to the satisfaction of Coast, indefeasibly owned by a Borrower or ONE, endorsed to Coast or its assignees in a manner acceptable to Coast and meets all criteria for Eligible Inventory.

     "ELIGIBLE INVENTORY" means Inventory which Coast, in its reasonable credit judgment, deems eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate; and Coast shall advise the Borrowers of the total Dollar amount of ineligible Inventory, and by Dollar amount per category of ineligible Inventory, as soon as is practicable after such time as Coast modifies or changes the total Dollar amount of ineligible Inventory. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Coast's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory:
Inventory which (i) consists of finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of raw materials, work in process, packaging materials or supplies;
(ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is situated at one of the locations set forth on SCHEDULE 3.3, or satisfies the requirements of Section 5.5(e) for the storage of Eligible Inventory or other Collateral (except ineligible Inventory) with a warehouseman or other third party, or is Eligible In-Transit Inventory; and (vi) is at all times subject to Coast's duly perfected, first priority security interest. Eligible Inventory shall not include: (i) Inventory returned by customers that is not held for resale; (ii) Inventory to be returned to vendors; (iii) Inventory subject to deposits made by customers and has not been delivered; (iv) Inventory held after the applicable expiration date thereof which Inventory, prior to the expiration date thereof, shall not be considered perishable under clause (i) above); (v) Inventory consisting of samples or display Inventory; (vi) that portion of the Value of Inventory attributable to markdowns not posted to the Inventory retail system to month-end cut-off, or to unearned discounts; (vii) Inventory held for rental; (viii) Inventory purchased or sold on consignment; and (ix) slow moving Inventory (defined as Inventory held longer than eighteen (18) months at one of a Borrower's or ONE's warehouse facilities).

     "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of a Borrower's or ONE's business from the sale of goods or rendition of services, which Coast, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate, including, but not limited to, dating terms which would not consider Receivables which remain unpaid for more than sixty (60) days from due date provided that such due date is no later than ninety (90) days from invoice date to be Eligible Receivables.

     "EQUIPMENT" means all of a Borrower's or ONE's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in a Borrower's or ONE's operations or owned by a Borrower or ONE and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.

     "EXCESS AVAILABILITY" means the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrowers as of such time based on the applicable lending formula set forth in the Schedule multiplied by the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Dollar Amount, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus
(ii) the aggregate amount of all trade payables of Borrowers or ONE which are more than ninety (90) days past due as of such time, plus (iii) the amount of checks issued by Borrowers or ONE to pay trade payables, but not yet sent and the book overdraft of Borrowers or ONE.

     "FIXED ASSET TERM LOAN" has the meaning set forth in Section 1 of the Schedule.

     "GENERAL INTANGIBLES" means all general intangibles of Borrowers or ONE, whether now owned or hereafter created or acquired by a Borrower or ONE, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, prescription files, security and other deposits, securities and other investment property, credit card sales drafts, credit card sale slips or charge slips or receipts and other forms of store receipts, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrowers or ONE against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrowers or ONE, all rights to indemnification, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts and all other intangible property of every kind and nature (other than Receivables).

     "INVENTORY" means all of a Borrower's or ONE's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in a Borrower's or ONE's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title, credit card sales drafts, credit card sales slips or charge slips or receipts or other forms of store receipts and other documents representing any of the foregoing.

     "INVENTORY LOANS" has the meaning set forth in Section 1 of the Schedule.

     "LETTER OF CREDIT SUBLIMIT" has the meaning set forth in Section 1.4 of this Agreement.

     "LETTERS OF CREDIT" has the meaning set forth in Section 1.4 of this Agreement.

     "LOANS" has the meaning set forth in Section 1 of this Agreement.

     "LOCKBOX ACCOUNTS" has the meaning set forth in Section 4.4 of this Agreement.

     "MATURITY DATE" has the meaning set forth in Section 6.1 of this Agreement.

     "MAXIMUM DOLLAR AMOUNT" has the meaning set forth in Section 1 of the Schedule.

     "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrowers or ONE to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in a Borrower's or ONE's debts owing to others including another Borrower or ONE), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to a Borrower or ONE under this Agreement or under any other present or future instrument or agreement between a Borrower or ONE and Coast.

     "ODI" means Only Deals, Inc., a Minnesota corporation.

     "ODI LOAN DOCUMENTS" means, collectively, that certain Amended and Restated Loan and Security Agreement Agreement of even date herewith by and between ODI and Universal, that certain Revolving Note of even date herewith made by ODI to the order of Universal, and any other agreement, instrument, document or note entered into in connection therewith, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

     "ONE" means Odd's-N-End's, Inc., a Delaware corporation.

     "ONE LOAN DOCUMENTS" means, collectively, that certain Amended and Restated Loan and Security Agreement of even date herewith by and between ONE and Universal, that certain Revolving Note of even date herewith made by ONE to the order of Universal, that certain Limited Liability Continuing Guaranty by ONE in favor of Coast of even date herewith, that certain Security Agreement (Guaranty) by ONE in favor of Coast of even date herewith securing its Limited Liability Continuing Guaranty, and any other agreement, instrument, document or note entered into in connection therewith, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

     "ONE'S ADDRESS" means 5000 Winnetka Avenue North, New Hope, Minnesota
55428.

     "PAYMENT ACCOUNT" has the meaning set forth in Section 4.4 of this Agreement.

     "PERMITTED LIENS" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (ix) liens or rights of setoff or credit balances of a Borrower or ONE with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of a Borrower or ONE pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrower or ONE to the Credit Card Issuers as a result of fees and chargebacks; (x) deposits of cash with the owner or lessor of premises leased and operated by a Borrower or ONE in the ordinary course of the business of such Borrower or ONE to secure the performance by such Borrower of its obligations under the terms of the lease for such premises; and
(xi) purchase money security interests permitted under Section 5.5(h) above. Coast will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that each Borrower or ONE, as the case may be, agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     "RECEIVABLE LOANS" has the meaning set forth in Section 1 of the Schedule.

     "RECEIVABLES" means all of Borrowers' and ONE's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, Credit Card Receivables, documents and all other forms of obligations at any time owing to a Borrower or ONE, as the case may be, all guaranties and other security therefor, all merchandise returned to or repossessed by a Borrower or ONE, as the case may be, all goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts or other forms of store receipts, contracts or instruments with respect to, or otherwise representing or evidencing accounts or other Collateral, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     "RENEWAL FEE" has the meaning set forth in Section 6.1 of this Agreement.

     "RETAIL SALES PRICE" shall mean the current ticketed sales price in the Borrowers' or ONE's retail stores, net of markdowns from the original retail sales price with respect thereto, for the types, categories and styles of inventory included in the Eligible Inventory of Borrowers or ONE.

     "REVOLVING LOANS" has the meaning set forth in Section 1 of the Schedule.

     "SOLVENT" shall mean with respect to any Person on a particular date, that on such date (a) at fair valuations, all the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "UAS" means Universal Asset-Based Services, Inc., a Minnesota corporation.

     "UAS LOAN DOCUMENTS" means, collectively, that certain Amended and Restated Loan and Security Agreement of even date herewith by and between UAS and Universal, that certain Revolving Note of even date herewith made by UAS to the order of Universal, and any other agreement, instrument, document or note entered into in connection therewith, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

     "UNIVERSAL" means Universal International, Inc., a Minnesota corporation.

     "VALUE" shall mean, as determined by Coast in good faith, with respect to Inventory, the lower of (i) cost as determined by the retail method of accounting (which method of accounting includes the netting of markdowns from the original sales price or ticketed sales price) under the first-in-first-out method, net of vendor discounts or (b) market value.

     OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.  GENERAL PROVISIONS.

  9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations as of the same Business Day as receipt by Coast of funds immediately available to Coast in the Payment Account or two (2) Business Days following the date of receipt by Coast of funds that are not immediately available to Coast in the Payment Account. Coast shall not, however, be required to credit Borrowers' account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrowers' loan account for the amount of any item of payment which is returned to Coast unpaid.

  9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

  9.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrowers pay monetary Obligations in cash to Coast, or charge them to Borrowers' loan account, in which event they will bear interest at the same rate applicable to the Loans. Coast may also, in its discretion, charge any monetary Obligations to a Borrower's Deposit Accounts maintained with Coast.

  9.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrowers monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on each Borrower and an account stated (except for manifest error or reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrowers notify Coast in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

  9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Coast or Borrowers at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

  9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

  9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrowers or ONE and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

  9.8 WAIVERS. The failure of Coast at any time or times to require a Borrower or ONE to strictly comply with any of the provisions of this Agreement or any other present or future agreement between such Borrower or ONE and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by a Borrower or ONE and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrowers or ONE. Each Borrower or ONE waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which a Borrower or ONE is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

  9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by a Borrower or ONE or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

  9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrowers and a duly authorized officer of Coast and consented to by ONE.

  9.11 TIME OF ESSENCE. Time is of the essence in the performance by each Borrower or ONE of each and every obligation under this Agreement.

  9.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrowers or ONE shall reimburse Coast for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or a Borrower or ONE; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of a Borrower's or ONE's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to a Borrower or ONE. If either Coast or a Borrower or ONE files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrowers or ONE shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges to which Coast may be entitled pursuant to this Paragraph may be charged by Coast to Borrowers' loan account and shall thereafter bear interest at the same rate as the Loans.

  9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower and Coast; provided, however, that no Borrower may assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release a Borrower from its liability for the Obligations.

  9.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

  9.15 JOINT AND SEVERAL LIABILITY. If Borrowers consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

  9.16 LIMITATION OF ACTIONS. Any claim or cause of action by a Borrower or ONE against Coast, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Coast, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by such Borrower or ONE by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within eighteen (18) months after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Coast, or on any other person authorized to accept service on behalf of Coast, within thirty (30) days thereafter. Each Borrower or ONE agrees that such one-year period is a reasonable and sufficient time for such Borrower or ONE to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Coast in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

  9.17 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Each Borrower or ONE and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or a Borrower or ONE under any rule of construction or otherwise.

  9.18 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and each Borrower or ONE shall be governed by the laws of the State of California. As a material part of the consideration to Coast to enter into this Agreement, each Borrower or ONE (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights such Borrower or ONE may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

  9.19  MUTUAL WAIVER OF JURY TRIAL.   EACH BORROWER, ONE AND COAST HEREBY WAIVE
THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND SUCH BORROWER OR ONE, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR SUCH BORROWER OR ONE OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR SUCH BORROWER OR ONE, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

10.  SURETYSHIP WAIVERS.

  10.1 INDEPENDENT OBLIGATIONS; SUBROGATION. The Obligations of each Borrower, as guarantor of another Borrower's obligations hereunder ("Borrower/Guarantor"), are joint and several. To the maximum extent permitted by law, each Borrower/Guarantor hereby waives any claim, right or remedy which it may now have or hereafter acquire against another Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Coast against any Borrower or any Collateral which Coast now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations are fully paid and finally discharged. In addition, each Borrower/Guarantor hereby waives any right to proceed against another Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower/Guarantor may now have or hereafter have as against another Borrower with respect to the Obligations until the Obligations are fully paid and finally discharged. Each Borrower/Guarantor also hereby waives any rights of recourse to or with respect to any asset of any other Borrower until the Obligations are fully paid and finally discharged.

  10.2 AUTHORITY TO MODIFY OBLIGATIONS AND SECURITY. Each Borrower/Guarantor authorizes Coast, without notice or demand and without affecting any Borrower's liability hereunder, from time to time, whether before or after any notice of termination hereof or before or after any default in respect of the Obligations, to: (i) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations as such Obligations relate to any other Borrower, including, without limitation, to increase or decrease the rate of interest thereon; (ii) accept, substitute, waive, decrease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing any other Borrower's Obligations; (iii) apply any and all such Collateral and direct the order or manner of sale thereof as Coast, in its sole discretion, may determine; (iv) deal with any other Borrower as Coast may elect; (v) in Coast's sole discretion, settle, release on terms satisfactory to Coast, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any of another Borrower's Obligations and/or any of the Collateral in any manner, and bid and purchase any of the collateral at any sale thereof; (vi) apply any and all payments or recoveries from another Borrower as Coast, in its sole discretion, may determine, whether or not such indebtedness relates to the Obligations; all whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and (vii) apply any sums realized from Collateral furnished by another Borrower upon any of its indebtedness or obligations to Coast as Coast, in its sole discretion, may determine, whether or not such indebtedness relates to the Obligations.

  10.3 WAIVER OF DEFENSES. Upon an Event of Default by any Borrower in respect of any Obligations, Coast may, at its option and without notice to the Borrowers, proceed directly against any Borrower to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower waives any right to require Coast to: (i) proceed against any other Borrower or any other person whomsoever; (ii) proceed against or exhaust any Collateral given to or held by Coast in connection with the Obligations; (iii) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or (iv) pursue any other remedy in Coast's power whatsoever. A separate action or actions may be brought and prosecuted against a Borrower whether or not action is brought against any other Borrower and whether any other Borrower be joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

  10.4 RIGHT TO DISPOSE OF SECURITY; IMPAIRMENT OF RIGHTS. Each Borrower/Guarantor hereby authorizes and empowers Coast in its sole discretion, without any notice or demand to such Borrower/Guarantor whatsoever and without affecting the liability of such Borrower/Guarantor hereunder, to exercise any right or remedy which Coast may have available to it against any other Borrower, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action, or taking a deed or an assignment in lieu of foreclosure as to any Collateral, and such Borrower/Guarantor hereby waives any defense to the recovery by Coast against such Borrower/Guarantor of any deficiency after such action notwithstanding any impairment or loss of any right of reimbursement or subrogation or other right or remedy against another Borrower or against any Collateral for the Obligations. Each Borrower/Guarantor expressly waives any defense or benefits that may be available from California Code of Civil Procedure, Section 580 and its subdivisions or Section 726, or comparable provisions of the laws of any other jurisdiction, as well as all suretyship defenses such Borrower/Guarantor would otherwise have under California law or the laws of any other jurisdiction. Without limiting the foregoing, each Borrower specifically agrees that action maintained by Coast for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of any property shall not constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure or comparable provisions of the laws of any other jurisdiction.

  10.5 ADDITIONAL WAIVERS. Each Borrower/Guarantor waives any defense arising by reason of any disability or other defense of any other Borrower or by reason of any cessation from any cause whatsoever of the liability of the other Borrower or by reason of any act or omission of Coast or others which directly or indirectly results in or aids the discharge or release of any other Borrower or any Obligations or any Collateral by operation of law or otherwise. The Obligations shall be enforceable against each Borrower without regard to the validity, regularity or enforceability of any of the Obligations with respect to any Borrower or any of the documents related thereto or any collateral security documents securing any of the Obligations. No exercise by Coast of, and no omission of Coast to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Coast against any Borrower or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by the Borrowers or give to the Borrowers any right of recourse against Coast. The Borrowers specifically agree that the failure of Coast: (i) to perfect any lien on or security interest in any property heretofore or hereafter given by Borrowers to secure payment of the Obligations, or to record or file any document relating thereto or (ii) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower hereunder.

  10.6 ADDITIONAL INDEBTEDNESS. Additional Obligations may be created from time to time at the request of any Borrower and without further authorization from or notice to another Borrower even though the borrowing Borrower's financial condition may deteriorate since the date hereof. Each Borrower waives the right, if any, to require Coast to disclose to such Borrower any information it may now have or hereafter acquire concerning another Borrower's character, credit, Collateral, financial condition or other matters. Each Borrower has established adequate means to obtain from another Borrower on a continuing basis financial and other information pertaining to such Borrower's business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of another Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal. Coast need not inquire into the powers of any of the Borrowers or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed. All obligations of the Borrowers to Coast heretofore, now or hereafter created shall be deemed to have been granted at the Borrowers' special insistence and request and in consideration of and in reliance upon this Agreement.

  10.7 NOTICES, DEMANDS, ETC. Except as expressly provided by this Agreement, Coast shall be under no obligation whatsoever to make or give to any Borrower, and each Borrower hereby waives diligence, all rights of setoff and counterclaim against Coast, all demands, presentments, protests, notices of protests, notices of nonperformance, notices of dishonor, and all other notices of every kind or nature, including notice of the existence, creation or incurring of any new or additional Obligations.

  10.8 SUBORDINATION. Except as otherwise provided in this Section 10.8, any indebtedness of any Borrower now or hereafter owing to another Borrower is hereby subordinated to the Obligations, whether heretofore, now or hereafter created, and whether before or after notice of termination hereof, and, following the occurrence and during the continuation of an Event of Default, Borrowers shall not, without the prior consent of Coast, pay in whole or in part any of such indebtedness nor will any Borrower accept any payment of or on account of any such indebtedness at any time while such Borrower remains liable hereunder. At the request of Coast, after the occurrence and during the continuance of an Event of Default, each Borrower shall pay to Coast all or any part of such subordinated indebtedness and any amount so paid to Coast at its request shall be applied to payment of the Obligations. Each payment on the indebtedness of a Borrower to another Borrower received in violation of any of the provisions hereof shall be deemed to have been received by such Borrower as trustee for Coast and shall be paid over to Coast immediately on account of the Obligations, but without otherwise affecting in any manner such Borrower's liability under any of the provisions of this Agreement. Each Borrower agrees to file all claims against any other Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any indebtedness of any other Borrower to such Borrower, and Coast shall be entitled to all of any such Borrower's rights thereunder. If for any reason any Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, Coast, as such Borrower's attorney-in-fact, is hereby authorized to do so in such Borrower's name or, in Coast's discretion, to assign such claim to, and cause a proof of claim to be filed in the name of, Coast's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Coast the full amount payable on the claim in the proceeding, and to the full extent necessary for that purpose such Borrower hereby assigns to Coast all such Borrower's rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than such Borrower's liability hereunder, Coast will pay the excess amount to the party entitled thereto.

  10.9 REVIVAL. If any payments of money or transfers of property made to Coast by any Borrower should for any reason subsequently be declared to be fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (hereinafter collectively called "VOIDABLE TRANSFERS") under the Bankruptcy Code or any other federal or state law, and Coast is required to repay or restore any such voidable transfer, or the amount or any portion thereof, then as to any such voidable transfer or the amount repaid or restored and all costs and expenses (including attorneys' fees) of Coast related thereto, such Borrower's liability hereunder shall automatically be revived, reinstated and restored and shall exist as though such voidable transfer had never been made to Coast.

  10.10 UNDERSTANDING OF WAIVERS. Each Borrower warrants and agrees that the waivers set forth in this Section 10 are made with full knowledge of their significance and consequences. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

  10.11 UNLIMITED LIABILITY. The Obligations of the Borrowers hereunder shall be in addition to any obligations of Borrowers to Coast heretofore given or hereafter to be given to Coast unless such other obligations are expressly modified or terminated in writing. The liability of Borrowers to Coast shall at all times be deemed to be the aggregate liability of Borrowers under the terms of this Agreement and of any other obligations heretofore or hereafter incurred by Borrowers to Coast and not expressly terminated or modified in writing.


BORROWERS:                                     COAST:

UNIVERSAL INTERNATIONAL, INC.,                 COAST BUSINESS CREDIT,
A MINNESOTA CORPORATION                        A DIVISION OF SOUTHERN PACIFIC
                                               THRIFT & LOAN ASSOCIATION,
                                               A CALIFORNIA CORPORATION
BY  /s/   Mark Ravich
  -----------------------------------
  PRESIDENT OR VICE PRESIDENT CEO             BY  /s/   Phillip Goessler
                                                 -------------------------------
BY  /s/   Mark Ravich
  -----------------------------------          TITLE            V.P.
     SECRETARY OR ASS'T SECRETARY                   ----------------------------


ONLY DEALS, INC.,
A MINNESOTA CORPORATION


BY  /s/   Mark Ravich
  ------------------------------------
  PRESIDENT OR VICE PRESIDENT CHAIRMAN

BY  /s/   Mark Ravich
  -----------------------------------
     SECRETARY OR ASS'T SECRETARY


UNIVERSAL ASSET-BASED SERVICES, INC.,
A MINNESOTA CORPORATION


BY  /s/   Mark Ravich
  -----------------------------------
  PRESIDENT OR VICE PRESIDENT CHAIRMAN

BY  /s/   Mark Ravich
  -----------------------------------
     SECRETARY OR ASS'T SECRETARY